 ASAP INDEPENDENT AUDITORS' CONSENT We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 11, 2000 relating to American Skandia Life Assurance Corporation included in the Registration Statement (Form N-4 No. 33-44436) and related Prospectus, which is part of this Registration Statement, and to the use of our report dated February 11, 2000 relating to American Skandia Life Assurance Corporation Variable Account B - Class 1 appearing in the Statement of Additional Information, which is also part of this Registration Statement. We also consent to incorporation by reference herein of our report dated February 11, 2000 with respect to the financial statements of American Skandia Life Assurance Corporation at December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, included in the Annual Report (Form 10-K) for 1999 filed with the Securities and Exchange Commission. /s/ Ernst & Young LLP Hartford, Connecticut January 17, 2001